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                                                                   EXHIBIT 10.35
ASSOCIATES FIRST CAPITAL CORPORATION
INCENTIVE COMPENSATION PLAN
STOCK OPTION AWARD AGREEMENT - 2000


You have been selected to become a Participant in the Associates First Capital Corporation Incentive Compensation Plan (the "Plan") for 2000, through this grant of a nonqualified stock option (the "Stock Option" or "Option") as specified below:

PARTICIPANT:
            -------------------------------------------------------------------


ADDRESS:
        -----------------------------------------------------------------------


OPTION NO.:


DATE OF GRANT:


NUMBER OF SHARES COVERED BY THIS AGREEMENT:

OPTION PRICE:


DATE OF EXPIRATION:


Except as hereinafter provided, you may exercise this Option in accordance with the following vesting schedule:

------------------------------------------------------------------------------------------------
              Percentage      Number of Shares Available         Cumulative Number of Shares
 Date         Exercisable     for Purchase as of this Date*      Available for Purchase**
------------------------------------------------------------------------------------------------
                33 1/3%               ________ SHARES                 ________ SHARES
------------------------------------------------------------------------------------------------
                66 2/3%               ________ SHARES                 ________ SHARES
------------------------------------------------------------------------------------------------
                 100%                 ________ SHARES                 ________ SHARES
------------------------------------------------------------------------------------------------

THIS AGREEMENT, EFFECTIVE AS OF THE DATE OF GRANT SET FORTH ABOVE, REPRESENTS THE GRANT OF AN OPTION TO PURCHASE SHARES OF THE CLASS A COMMON STOCK ("SHARES") OF ASSOCIATES FIRST CAPITAL CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), TO THE PARTICIPANT NAMED ABOVE, PURSUANT TO THE PROVISIONS OF THE PLAN.



--------
* Number of Shares may reflect rounding to extent necessary to avoid fractional Shares.

**Numbers listed assume no exercise has yet occurred under this Option.

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THE PLAN PROVIDES A DESCRIPTION OF CERTAIN TERMS AND CONDITIONS GOVERNING THE
OPTION. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE PLAN, THE PLAN'S TERMS SHALL COMPLETELY SUPERSEDE AND REPLACE THE CONFLICTING TERMS OF THIS AGREEMENT. ALL CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN, UNLESS SPECIFICALLY SET FORTH OTHERWISE HEREIN. THE PARTIES HERETO AGREE AS FOLLOWS:

1. GRANT OF STOCK OPTION. The Participant is hereby granted an Option to purchase the number of Shares set forth above, at the stated Option Price (as set forth on page 1 of this Agreement), which is 100 percent of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the applicable terms and conditions of the Plan and this Agreement.

2. EXERCISE OF STOCK OPTION. Except as otherwise provided in this Agreement, the Participant may exercise this Option as provided in Section 3 of this Agreement and according to the vesting schedule set forth on page 1 of this Agreement, provided that no exercise may occur prior to the end of one (1) year following the Date of Grant or subsequent to the close of business on the Date of Expiration (as set forth on page 1 of this Agreement).

      This Option may be exercised in whole or in part, but not for less than 25 Shares at any one time, unless fewer than 25 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares. The Option may be exercised only for full Shares; no Option is exercisable for fractional Shares.

3. PROCEDURE FOR EXERCISE OF OPTION. Exercise of this Option may be initiated on any business day by delivery of a notice of exercise (on such form as may be specified and provided by the Company or its designee) (the "Notice of Exercise") to the Company or its designee, or by such other method as the Company specifies. The Company may at any time change the time and/or manner in which the Option may be exercised. Further, the Company reserves the right to limit the manner in which the Option may be exercised at any time, and from time to time, for Participants in a given country to facilitate or ensure compliance with local law or for reasons of administrative ease.

      (a)   PAYMENT OF OPTION PRICE:  The Option Price shall be payable
            (i) in cash in the form of currency or check or other cash equivalent acceptable to the Company; (ii) by tendering previously acquired, nonforfeitable, nonrestricted Shares (provided that any Shares so tendered must have been owned by the Participant for at least six months prior to their tender); or (iii) by a combination of the foregoing methods. The requirement of payment in cash may be satisfied through a "cashless exercise" as described in Section 3(b).

      (b)   CASHLESS EXERCISE:    A Participant may direct, through the
            Company's designee or in such other manner as the Company may specify from time to time, a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the Shares being purchased pursuant to the exercise so that the net proceeds of the sale transaction will at least equal the aggregate Option Price, plus interest (if any) at the applicable federal rate (as "applicable federal



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            rate" is defined in Section 1274 of the Code) for the period from the date of exercise to the date of payment, and to deliver the aggregate Option Price, plus such interest (if any), to the Company not later than the date on which the sale transaction will settle in the ordinary course of business (such a broker-assisted transaction to be referred to herein as a "cashless exercise").

      (c) SHARE PRICE: Any Share purchased (and sold, in the case of a cashless exercise) pursuant to exercise of the Option shall be valued on the basis of such Share's Fair Market Value as of the date on which exercise of the Option is completed (or, if exercise of the Option is completed over a period of more than one day, on the basis of the average Fair Market Value during such period). Any Share tendered by the Participant in payment of all or any part of the Option Price shall be valued on the basis of such Share's Fair Market Value as of the date on which such Share is exchanged in order to effectuate exercise of the Option.

      (d) DELIVERY TO PARTICIPANT: As soon as practicable following the date on which the purchase (and sale, in the case of a cashless exercise) of Shares pursuant to the Option will settle in the ordinary course of business, the Company shall cause, in accordance with the Participant's election and in any case net of transaction fees (if any) and tax withholding (if applicable pursuant to Section 3(e)), the following to occur:

            (i) Certificates for the Shares purchased to be delivered to the Participant;

            (ii) The number of Shares purchased to be credited to a brokerage account specified by the Participant on the Notice of Exercise; or

            (iii) In the event of a cashless exercise, any proceeds of the sale transaction remaining after delivery to the Company of the aggregate Option Price (plus any interest, as described in Section 3(b)) to be delivered to the Participant in the manner specified by the Participant on the Notice of Exercise.

            If a Participant elects either (i) or (ii), to the extent such Participant has elected a cashless exercise of the Option, the number of Shares subject to this Section 3(d) shall be only the number of Shares remaining after the sale transaction described in
            Section 3(b).


                                       3

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      (e)   WITHHOLDING:  If the Company or a Company Subsidiary (as
            hereinafter defined) is required by law to withhold any federal, state, national, provincial or other tax, pension or insurance withholding obligations imposed by any governmental authority under applicable law in connection with exercise of an Option, the Participant shall either (i) pay such taxes, in addition to the Option Price, in conjunction with electing exercise of the Option or (ii) elect either (A) to have such taxes withheld from any cash payment of proceeds pursuant to a cashless exercise or (B) to satisfy all or any part of any such withholding obligation by surrendering to the Company or the Company Subsidiary (either directly or through their respective designees) a portion of the Shares issued or transferred to the Participant pursuant to exercise of the Option. To the extent that a Participant elects to meet any withholding obligation by surrendering Shares, the Shares so surrendered shall be credited against any such withholding obligation at the Fair Market Value per Share on the date of such surrender; provided, however, if the Participant is subject to Section 16 of the Exchange Act, such election shall be subject to approval by the Committee if such approval is then required by Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act. All withholding elections shall be irrevocable. The term "Company Subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

4.    TERMINATION OF EMPLOYMENT.



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(a)            BY RETIREMENT, DISABILITY OR DEATH:  In the event of a
            Participant's termination of employment due to Retirement, Disability or death ("Retirement" and "Disability" as hereinafter defined), the Option shall continue in effect and shall become fully vested and exercisable during the applicable periods in accordance with the provisions hereof. For purposes of this Agreement, termination of a Participant's employment due to "Retirement" shall mean a voluntary termination of a Participant's employment with the Company or a Company Subsidiary on or after such date as the Participant is eligible to commence pension payments under the Company's defined benefit pension plan (excluding any payment of benefits attributable to a prior employer's plan) or, if applicable, separate pension plan sponsored by the Company or a Company Subsidiary or other pension benefit plan as may be required under applicable law in effect in any jurisdiction outside the United States, in each case as such plan is then in effect. The term "Disability" when used herein shall mean a Participant's complete and total disability as determined under the Company's long-term disability plan or, if applicable, separate similar plan in effect or as may be required under applicable law in any jurisdiction outside the United States, in each case as such plan is in effect at the time of such determination. In the event of the Participant's death prior to exercise of this Option in whole, the beneficiary designated or deemed to be designated pursuant to
            Section 8 hereof or, if such beneficiary is an estate, the executor or administrator of the estate or the person or persons to whom the Option shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to exercise the Option, when vested, in accordance with the provisions hereof.

      (b) BY TERMINATION FOR CAUSE OR RESIGNATION: In the event of the resignation of employment by the Participant or termination of the Participant's employment by the Company or a Company Subsidiary for Cause (as hereinafter defined), the Option shall be forfeited effective as of the date of such resignation or termination, and the Participant's right to exercise this Option shall cease. For purposes of this Agreement, a termination by the Company or a Company Subsidiary for "Cause" shall mean a termination resulting from
            (a) action by the Participant involving willful malfeasance,
            (b) the Participant's unreasonable neglect or refusal to perform such Participant's duties for the Company, Company Subsidiary or any of their affiliates, (c) the Participant being convicted of a felony, (d) the Participant engaging in any activity that is directly or indirectly in competition with the Company, Company Subsidiary or any of their affiliates or in any activity that is inimical to the best interests of the Company, Company Subsidiary or any of their affiliates, or (e) the Participant's violation of Company policy covering standards of corporate conduct. If the Company or a Company Subsidiary terminates the Participant's employment for Cause, all of the Company's obligations under this Agreement shall thereupon cease and terminate.

      (c) BY TERMINATION OTHER THAN FOR CAUSE: In the event of a termination of the Participant's employment for reasons other than Retirement, Disability, death, termination by the Company or Company Subsidiary for Cause or resignation, the portion of the Option that is vested as of the date of termination of employment may be exercised to the extent permitted under the provisions hereof until the earlier of (i) the Date of Expiration (as set forth on page 1 of this Agreement) or (ii) the close of business on the 90th day following the date of termination of employment. No other rights under this Agreement shall continue in effect or continue to accrue from the date of termination forward.

      (d)   BY TERMINATION OTHER THAN FOR CAUSE AND UNDER EMPLOYMENT
            AGREEMENT: In the event that the Participant's employment is terminated by the Company other than for Cause, including by Constructive Termination in connection with a Change in Control (if and to the extent applicable under the Participant's employment agreement with the Company, if any and as described below), the Option shall become vested if so, and to the extent, provided under the Participant's employment agreement with the Company, if any, as such agreement may be amended from time to time. If the Option becomes vested pursuant to the foregoing, the Option shall be exercisable to the extent permitted under the provisions hereof until the Date of Expiration (as set forth on page 1 of this Agreement). For purposes of this Section 4(d), "Change in Control" and "Constructive Termination" shall have the same meanings as provided under the Participant's employment agreement with the Company, if any, as such agreement may be amended from time to time. Notwithstanding the foregoing, in the event that (i) the Participant's employment is terminated by the Company and (ii) no employment agreement between the Participant and the Company is in effect as of the date of such termination of employment, this Section 4(d) shall not apply, and the Participant's rights under this Agreement shall be governed by the provisions of this Agreement without regard to this Section 4(d).

      (e)      BY TERMINATION OTHER THAN FOR CAUSE AND NOT UNDER EMPLOYMENT
            AGREEMENT: In the event of a termination of the Participant's employment for reasons other than Retirement, Disability, death, transfer to Ford or a Ford Subsidiary, termination by the Company for Cause or resignation, the portion of the Option that is vested as of the date of termination of active employment may be exercised to the extent permitted under the provisions hereof until the earlier of (i) the Date of Expiration (as set forth on page 1 of this Agreement) or (ii) the close of business on the 90th day following the date of termination of employment. No other rights under this Agreement shall continue in effect or continue to accrue from the date of termination forward. Notwithstanding the foregoing, in the event that (i) the Participant's employment is terminated by the Company under circumstances described in
            Section 4(d) and (ii) an employment agreement between the Participant and the Company is in effect as of the date of such termination of employment, this Section 4(e) shall not apply, and the Participant's right under this Agreement shall be governed by the provisions of Section 4(d) and not by this
            Section 4(e).

5.    EFFECT OF COMPETITIVE ACTIVITY OR INIMICAL CONDUCT.

      (a) Anything contained herein to the contrary notwithstanding, the right of the Participant to exercise the Option shall remain effective only if, during the entire period from the Date of Grant (as set forth on page 1 of this Agreement) to the date of such exercise, the Participant shall have earned the Option by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Company Subsidiary or any of their affiliates.

      (b) In the event of the Participant's nonfulfillment of the condition set forth in Section 5(a), the Participant's right to exercise such Option shall cease; provided, however, that the nonfulfillment of such condition may at any time be waived by the Committee upon its determination, in its sole judgment, that there shall not have been and will not be any substantial adverse effect upon the Company or any Company Subsidiary or any of their affiliates by reason of the nonfulfillment of such condition.

      (c) The right of the Participant to exercise the Option shall cease on and as of the date on which it has been determined by the Committee that the Participant at any time acted in a manner inimical to the best interests of the Company or any Company Subsidiary or any of their affiliates. Conduct that constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any Company Subsidiary or any of their affiliates shall be governed by Sections 5(a) and 5(b) and shall not be subject to any determination under this Section 5(c).

6. RESTRICTIONS ON EXERCISE AND TRANSFER. This Option (a) shall be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by the Participant's legal guardian or representative acting in a fiduciary capacity on behalf of the Participant under applicable law and court supervision, if legally required, and (b) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, this Option may be transferred by gift to, and thereafter may be exercised by, any Family Member (as hereinafter defined) of the Participant. For purposes of this Agreement, "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant and any person sharing a Participant's household (other than a tenant or employee) and any trust in which these persons have more than fifty percent (50%) of the beneficial interest.

7. RECAPITALIZATION. In the event of any change in capitalization of the Company (such as a stock split, stock dividend or combination of shares), corporate transaction (such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), reorganization (whether or not such reorganization comes within the definition of such term in Code
      Section 368) or partial or complete liquidation of the Company, an adjustment may be made in the number and class of Shares subject to this Option, as well as the Option Price, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to reflect such change in capitalization, corporate transaction, reorganization or partial or complete liquidation.

8. BENEFICIARY DESIGNATION. The Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, in the event of the Participant's death prior to exercise of this Option in whole, shall be entitled to exercise any unexercised portion of the Option. Any such beneficiary designation shall be made by the Participant in writing (on the appropriate form as provided by the Company or a Company Subsidiary) and shall automatically revoke all prior designations by the Participant. The Participant may, at any time and from time to time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is signed by the Participant and received by the Company or a Company Subsidiary prior to the Participant's death. If the Participant does not designate a beneficiary or all beneficiaries die prior to exercise of any unexercised portion of the Option, the Participant's estate shall be deemed to be the beneficiary. If a beneficiary dies after having exercised at least a portion of the Option, the beneficiary's estate shall be deemed to be the beneficiary of any remaining unexercised portion of the Option.

9. RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the Option Price has been paid and the Shares have been issued and delivered to him or her.

10. NO RIGHT OF EMPLOYMENT. The grant of the Option to the Participant does not create a right to continued employment with the Company or any Company Subsidiary. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or a Company Subsidiary to terminate the employment of the Participant at any time, with or without reason; nor shall anything in this Agreement be deemed to create or confer upon the Participant or any other individual any rights to employment of any kind or nature whatsoever for any period of time or at any particular rate of compensation, including, without limitation, any right to continue in the employ of the Company or any Company Subsidiary.

11. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal, state, national and provincial securities laws or other securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. The Committee may impose such restrictions, including restrictions on transferability, on any Shares acquired pursuant to the exercise of this Option as the Committee may deem advisable under any of the aforementioned securities laws or other requirements, including, without limitation, restrictions of any securities exchange or market upon which such Shares are then listed and/or traded.

12. DATA PROTECTION. By executing this Agreement, the Participant consents to the Company or the Company Subsidiary that directly employs the Participant and any agent or independent contractor appointed by the Company to administer the Stock Option Awards under the Plan and this Agreement to obtain and maintain any personal information from the Participant's employer, and to disclose and transfer such information to each other and/or third parties as may be required, whether locally or abroad, for the effective administration of the Stock Option Awards. Neither the Company, the Company Subsidiary nor any agent or independent contractor shall be liable for any loss or damage, whether direct or indirect or consequential, incurred by the Participant and arising from the use of such personal information as authorized herein.

13.   MISCELLANEOUS.

      (a) This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

      (b) Pursuant to the terms of the Plan, (i) the Board may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason, and (ii) the Committee may make adjustments to this Option and Agreement in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company and/or changes in applicable laws, regulations or accounting principles whenever the Committee determines that such adjustments are appropriate; provided, however, that no alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way the Participant's vested rights under this Agreement without the written consent of the Participant. Notwithstanding the foregoing, the Committee may modify, without the Participant's consent, this Option and Agreement to recognize differences in local law, tax policy or custom if the Participant is a foreign national or employed outside the United States.

      (c) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal, state, national and provincial securities law and other securities laws in exercising his or her rights under this Agreement.

      (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      (e) All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      (f) To the extent not preempted by United States federal law or other comparable law, this Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

      (g) The grant of the Option to the Participant is completely discretionary in nature and is not to be considered part of any Participant's salary or compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, or similar payments except as otherwise required under local law. Neither the Participant nor any other individual shall have any right to be selected to receive a grant under the Plan or, having been so selected, to be selected to receive a future grant; nor shall anything in this Agreement create or confer, or be deemed to create or confer, upon any Employee or other individual any such right.

IN WITNESS WHEREOF, this Agreement is executed effective as of the Date of Grant.

                            ASSOCIATES FIRST CAPITAL CORPORATION



                            By:
                                -------------------------------------------
                                Michael E. McGill, Executive Vice President

The undersigned Participant hereby acknowledges receipt of this Agreement and accepts the Option subject to the applicable terms and conditions set forth herein and in the Plan.


Participant's Signature:                                Date:
                        -----------------------------

Note: Please sign the Agreement, make a copy for your records, and return the original to:

      Compensation Committee
      c/o John W. Lee
      Associates First Capital Corporation
      P.O. Box 660237
      Dallas, TX 75266-0237



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